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                                                                  CONFORMED COPY


                                      September 21, 2000

Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 91444

Ladies and Gentlemen:

       1. Introduction. This agreement (the "Forward Underwriting Agreement") confirms our agreement with you ("BAS") relating to the issuance and sale of common shares, $.01 par value ("Common Shares"), or other securities of Mutual Risk Management Ltd., a Bermuda company (the "Company"), and certain related matters.

       2. Underwriting. (a) The Company shall designate by written notice to BAS one or more target dates (each, a "Targeted Purchase Date") during the 33-month period following the date hereof and ending on June 21, 2003 (the "Underwriting Period") for the issuance and sale (an "Underwriting") by BAS of a number of (i) Common Shares or (ii) shares of preferred stock redeemable no earlier than thirty years after the date of issuance or otherwise at the sole option of the Company (the "Long-Dated Preferred Stock) (any and all of the foregoing, the "Offered Securities" with respect to such Underwriting) having an aggregate Public Offering Price (as defined below) with respect to such Underwriting equal to or less than the Underwriting Commitment (as defined below), and the Company agrees that it shall designate one or more Targeted Purchase Dates so that the aggregate Public Offering Price for all Underwritings shall equal the Initial Underwriting Commitment (as defined below). If Underwritings having an aggregate Public Offering Price of at least the Initial Underwriting Commitment have not been completed prior to the 60th day preceding the end of the Underwriting Period, BAS shall be entitled to designate a Targeted Purchase Date for an Underwriting of Common Shares having an aggregate Public Offering Price equal to the Underwriting Commitment by written notice to the Company, which Targeted Purchase Date shall not be later than the last day of the Underwriting Period.
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            "Underwriting Commitment" means the excess, if any, of (i)
     $40,000,000 (the "Initial Underwriting Commitment") over (ii) the aggregate Public Offering Price (as defined below) of all Offered Securities (including any Additional Securities purchased pursuant to Section 2(c) below) sold in any Underwriting that has been completed prior to such date.

       (b) Prior to each Targeted Purchase Date, each of the Company and BAS will cooperate with the other party and use its reasonable best efforts to market the Offered Securities at then-prevailing market prices. Once marketing is complete, each of the Company and BAS will use its reasonable best efforts to agree to the terms, including without limitation any pricing terms, of a firm commitment underwriting and upon such agreement, enter into a Firm Commitment Underwriting Agreement (the "Firm Commitment Underwriting Agreement") with respect to such Offered Securities, in a form customary for underwritings of this type; provided that either the Company or BAS may decline to enter into such Firm Commitment Underwriting Agreement if it believes that doing so might result in any violation of applicable law or regulation.

       (c) In the Firm Commitment Underwriting Agreement with respect to any Underwriting, the Company will if so requested by BAS grant to BAS the right to purchase at the Purchase Price (as defined below) additional Offered Securities (the "Additional Securities"), not to exceed 15% of the Offered Securities to be sold in such Underwriting.

       (d) The purchase price per Offered Security (the "Purchase Price") to be paid by BAS to the Company pursuant to any Firm Commitment Underwriting Agreement shall be equal to, with respect to Offered Securities consisting of
(i) Common Shares, 97.00% or (ii) Long-Dated Preferred Stock, a percentage to be mutually agreed based on market conditions at the time, in each case, of the price at which such Offered Security is initially be offered to the public (the "Public Offering Price").

       (e)  Any Underwritings hereunder will be solely underwritten by BAS.

       3. Shelf Registration. The Company will take all necessary action to cause to be declared effective as promptly as practicable but no later than 90 days before the Targeted Purchase Date, a registration statement on Form S-3 ("Registration Statement") relating to the offer and sale of Common Shares with a proposed aggregate public offering price exceeding 115% of the Underwriting Commitment, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Company shall use its reasonable best efforts to keep the Registration Statement, or another

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registration statement(s) relating to the offer and sale of Common Shares filed with the Securities and Exchange Commission, effective with unused capacity at least equal to 115% of the Underwriting Commitment until the earlier of (A) the date the Underwritings contemplated hereby are completed or (B) the conclusion of the Underwriting Period.

       4. Termination. This Forward Underwriting Agreement will terminate on the earlier of (i) the date on which the Underwritings contemplated hereby are completed and (ii) the last day of the Underwriting Period.

       5. Expenses. Except as otherwise provided in each Firm Commitment Underwriting Agreement, all costs and expenses (including any fees, disbursements and expenses of counsel) incurred in connection with this Forward Underwriting Agreement and the Underwritings contemplated hereby shall be paid by the party incurring such expenses.

       6. Governing Law. This Forward Underwriting Agreement shall be governed by and construed in accordance with the substantive law of the State of New York.

       7. Binding Obligation; Reasonable Best Efforts. It is understood that this Forward Underwriting Agreement constitutes a legally binding obligation of the parties hereto. The parties agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the transactions contemplated by this Forward Underwriting Agreement.

       8. Counterparts. This Forward Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       9. Purchase for Resale. BAS confirms its intention that any Offered Securities purchased by it pursuant to this Forward Underwriting Agreement will be purchased for resale to third parties pursuant to a bona fide public offering.

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     Please confirm your agreement with the foregoing by signing and returning a copy of this Forward Underwriting Agreement to the undersigned.


                                           Very truly yours,

                                           MUTUAL RISK MANAGEMENT LTD.


                                           By: /s/ Elizabeth Price
                                               ------------------------------
                                               Title:


Accepted and Agreed as of
the date first above written:

BANC OF AMERICA SECURITIES LLC


By: /s/ William C. Caccamise
    -------------------------------
    Title: Managing Director

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